RELEASE AND SETTLEMENT AGREEMENT

     This Release and Settlement Agreement (hereinafter referred to as “Agreement”) is made and entered into this 30th day of June, 2009 by and between Novastar Financial, Inc. (hereinafter referred to as “Novastar”) and EHMD, LLC, EHD Holdings, LLC and EHD Properties, LLC (hereinafter collectively referred to as “EHD”).

     WHEREAS, Novastar and EHMD, LLC entered into an Office Building Lease dated August 14, 2002 (the “Initial Lease”) for the commercial premises known as 8140 Ward Parkway, Kansas City, Jackson County, Missouri 64114 (the “Premises”), which was amended as follows:

a.	First Amendment dated November 15, 2002 by and between Novastar Financial, Inc. and EHMD, LLC.; and

b.	Second Amendment dated January 21, 2003 by and between Novastar Financial, Inc. and EHMD, LLC.; and

c.	Third Amendment dated February 12, 2003 by and between Novastar Financial, Inc. and EHMD, LLC.; and

d.	Fourth Amendment dated February 12, 2003 by and between Novastar Financial, Inc. and EHMD, LLC.; and

e.	Fifth Amendment dated March 18, 2003 by and between Novastar Financial, Inc. and EHMD, LLC.; and

f.	Sixth Amendment dated May 14, 2003 by and between Novastar Financial, Inc. and EHMD, LLC.; and

g.	Seventh Amendment dated December 16, 2003 by and between Novastar Financial, Inc. and EHMD, LLC.; and

h.	Eighth Amendment dated August 17, 2004 by and between Novastar Financial, Inc. and EHMD, LLC.; and

i.	Ninth Amendment dated October 5, 2004 by and between Novastar Financial, Inc. and EHMD, LLC. (the Initial Lease and all Amendments are collectively hereinafter referred to as the “Lease”); and

     WHEREAS, EHD represents that EHD Holdings, LLC is the present owner of the Premises; and

     WHEREAS, the parties have a dispute as to the amounts owed under the Lease; and

     WHEREAS, on or about July 30, 2008 Novastar filed a lawsuit against EHMD, LLC in the Jackson County Circuit Court under Case No. 0816-CV22258 (the “Novastar Suit”) claiming, among other things, that EHMD, LLC had miscalculated rent for 2007 and 2008; and

     WHEREAS, Novastar amended the Novastar Suit and joined EHD Holdings, LLC and EHD Properties, LLC as Defendants to the Novastar Suit; and

     WHEREAS, on or about October 21, 2008, EHD Holdings, LLC filed a rent and possession lawsuit against Novastar in the Associate Circuit Court of Jackson County, Missouri under Case No. 0816-CV33527 (the “Rent and Possession Suit”) alleging that Novastar had failed to pay base rent and additional charges on and after August 1, 2008; and

     WHEREAS, on or about December 17, 2008 a Judgment was entered by agreement of the parties in the Rent and Possession Suit awarding possession of the Premises to EHD Holdings, LLC; and

     WHEREAS, the Rent and Possession Suit was consolidated into the Novastar Suit under Case No. 0816-CV2258 in the Circuit Court of Jackson County, Missouri (the “Consolidated Lawsuit”); and

     WHEREAS, Novastar denies any liability to EHD and EHD denies any liability to Novastar; and WHEREAS, Novastar and EHD desire to avoid the expense and inconvenience of further litigation and to fully, finally and forever settle, compromise and resolve all the disputes between Novastar and EHD regarding the Lease and/or any disputes related to the allegations, causes of action or defenses alleged, or that could have been alleged, in the Consolidated Lawsuit.

     NOW, THEREFORE, in consideration of the releases, covenants, conditions and promises herein, the sufficiency of which is acknowledged, Novastar and EHD agree as follows:

     1. Novastar agrees to pay to EHD the sum of Five Million and no/100 Dollars ($5,000,000.00) in the form of a cashier’s check, certified funds or wire transfer (the “Settlement Funds”) as satisfaction and payment of past due rent, other charges and expenses due under the Lease, as follows:

A.	Four Million Six Hundred Forty Four Thousand Five Hundred Sixty-Six and 37/100 Dollars ($4,644,566.37) at the time of execution of this Agreement; and

B.	Three Hundred Fifty-Five Thousand Four Hundred Thirty-Three and 63/100 Dollar ($355,433.63) on July 2, 2009

     2. In consideration of this Agreement, EHD, Executive Hills, Inc. and Executive Hills Management, Inc. hereby fully, finally and forever releases, discharges and acquits Novastar and its agents, shareholders, officers, directors, general or limited partners, members, employees, affiliates, subsidiaries, parent corporations, predecessors, successors, insurers, attorneys and assigns from any and all claims, causes of action, demands, damages or suits at law or equity of whatsoever kind or character, known or unknown, arising out of the Lease and/or related to the allegations, causes of action or defenses alleged in the Consolidated Lawsuit.

     3. In consideration of the terms of this Agreement, Novastar hereby fully, finally and forever releases, discharges and acquits EHD, Executive Hills, Inc. and Executive Hills Management, Inc. and all of their agents, shareholders, officers, directors, general or limited partners, members, employees, affiliates, subsidiaries, parent corporations, predecessors, successors, insurers, attorneys and assigns from any and all claims, causes of action, demands, damages or suits at law or equity of whatsoever kind or character, known or unknown, arising out of the Lease and/or related to the allegations, causes of action or defenses alleged in the Consolidated Lawsuit.

     4. EHD and Novastar agree to file a Stipulation dismissing the Consolidated Lawsuit with prejudice, with each party to bear its own costs, within fourteen (14) days of the final payment of the Settlement Funds as set forth in paragraph one (1) herein.

     5. EHD and Novastar further represent and warrant that they are the lawful and sole owner of all rights, claims and causes of action as set forth herein, and in the Consolidated Lawsuit, and they have not assigned or in any other matter conveyed away any such rights, claims or causes of action, other than as provided for in EHD’s loan documents.

     6. It is further agreed and understood that from and after the date of execution of this Agreement, EHD and Novastar will not make any disparaging comments about the other, including any and all issues related to the Lease or the Consolidated Lawsuit.

     7. EHD and Novastar agree that they will be responsible for their own costs and attorneys fees arising out of the Consolidated Lawsuit and this Agreement.

     8. EHD and Novastar acknowledge and understand that certain facts pertinent to this Agreement may hereafter prove to be other than or different from the facts now known by each of the parties or believed by each of the parties to be true. Each of the parties hereby expressly accept and assume the risk of the facts proving to be so different and each of the parties agrees that all terms of this agreement, including but not limited to the provisions related to payment and release shall in all respects be effective and not subject to termination or rescission by any such difference of facts.

     9. It is understood and agreed by and between EHD and Novastar that execution of this Agreement may affect rights and liabilities to a substantial extent and degree. With the full understanding of that fact, and after full consultation with their respective counsel, the parties represent that the payments, releases, and representations provided for in this Agreement are in their respective best interests.

     10. This document may be executed in any number of counterparts and at various times and at various places by the parties hereto. Each counterpart (including photocopies and facsimile copies) shall be deemed to be an original instrument and together they shall be deemed to be one agreement.

     11. The undersigned parties have had an opportunity to read and review this Agreement and agree to its terms, having signed it freely and voluntarily without duress or coercion.

     12. If one or more terms of this Agreement should be ruled unenforceable, those provisions shall be deemed void and all remaining provisions shall remain in full force and affect.

     13. This Agreement constitutes the entire agreement of the parties hereto, and no other understandings, agreements or representations, oral or otherwise, exist or have been made by or among the parties in connection with the subject matter hereof.

     14. This Agreement may be modified only in writing executed by all parties to this Agreement.

     15. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, legal representatives, successor and assigns.

     16. The parties agree that the payments and releases and the covenants, promises, agreements and representations herein made and provided are lawful and adequate consideration for each other.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to conflicts of law or principals.

     18. In the event Novastar should file a voluntary bankruptcy proceeding, or an involuntarily bankruptcy proceeding is filed against it, within ninety-one (91) days of the execution of this Agreement and/or the payment of the Settlement Funds set forth in paragraph one (1) (whichever is later), and the bankruptcy trustee or any other party should attempt to claim that the Settlement Funds are a preference, the parties hereto will use their best efforts and cooperate fully with one another to defend any said preference claim. However, in the event the Settlement Funds are determined to be a preference and EHD must repay all or any part of the Settlement Funds, then EHD shall be entitled to file a Proof of Claim in the Novastar bankruptcy proceeding and take any other action to protect its interests. Said Proof of Claim shall be for the full amount due under the terms of the Lease as calculated by EHD, and not limited to the amount of the settlement set forth in this Agreement.

     19. EHD and Novastar further warrant and agree (i) no promise or agreement not herein expressed has been made; (ii) this Agreement is not executed in reliance on any statement or representation by any of the parties hereto or by any parties attorney; (iii) that any and all claims for attorneys liens are included in this Agreement; (iv) that nothing herein contained shall be construed to be an admission of liability on the part of EHD or Novastar with respect to any claims, offsets or claims made against them, or that could have been made against them, all liability being expressly denied; (v) this Agreement shall be interpreted in accordance with Missouri law; and (vi) the terms herein are contractual and not mere recitals.

     IN WITNESS WHEREOF, Novastar and EHD have duly executed and delivered this Settlement Agreement and Release the day and year first above written.

THE REMAINDER OF THIS PAGE IS BLANK

NOVASTAR FINANCIAL, INC.

/s/ Rodney E. Schwatken
Chief Financial Officer
Rodney E. Schwatken

STATE OF Missouri
COUNTY OF Jackson

     Subscribed and sworn to before me, a Notary Public, and known to me to be the same persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free and voluntary act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

/s/ Angela Brunk Notary Public
My Commission Expires: 10/9/2011

EHD HOLDINGS, LLC

/s/ Larry J. Bridges
President
Larry J. Bridges

STATE OF Kansas)
                                                     ) ss
COUNTY OF Johnson)

     Subscribed and sworn to before me, a Notary Public, and known to me to be the same persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free and voluntary act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

/s/ Vicky S. Hasselwander Notary Public
My Commission Expires: 10/13/2011

EXECUTIVE HILLS, INC.

/s/ Larry J. Bridges
President
Larry J. Bridges

STATE OF Kansas)
                                                     ) ss
COUNTY OF Johnson)

     Subscribed and sworn to before me, a Notary Public, and known to me to be the same persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free and voluntary act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

/s/ Vicky S. Hasselwander Notary Public
My Commission Expires: 10/13/2011

EXECUTIVE HILLS MANAGEMENT, INC.

/s/ Larry J. Bridges
President
Larry J. Bridges

STATE OF Kansas)
                                                     ) ss
COUNTY OF Johnson)

     Subscribed and sworn to before me, a Notary Public, and known to me to be the same persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free and voluntary act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

/s/ Vicky S. Hasselwander Notary Public
My Commission Expires: 10/13/2011